EXHIBIT 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Todd Sloan, Executive Vice President of Corporate Development and Chief Financial Officer of NetRatings, Inc. (the “Registrant”), do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1)
the Quarterly Report on Form 10-Q of the Registrant, to which this certification is attached as an exhibit (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: November 14, 2002	/s/ TODD SLOAN
Todd Sloan Executive Vice President, Corporate Development and Chief Financial Officer